Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Form S-1 Registration Statement under the Securities Act of 1933 of our report dated July 29, 2011 relating to the financial statements of Liquid Spins, Inc., which appear in such Registration Statement and related Prospectus for the registration of 14,241,875 shares of Liquid Spins, Inc. common stock.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ StarkSchenkein, LLP
StarkSchenkein, LLP

Denver, Colorado
November 10, 2011

3600 South Yosemite Street | Suite 600 | Denver, CO  80237 | P: 303.694.6700 | TF: 888.766.3985 | F: 303.694.6761 | www.starkcpas.com
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